Report of Independent Registered Public Accounting
Firm

To the Board of Trustees of Schroder Series Trust and Shareholders of
Schroder Total Return Fixed Income Fund,
Schroder U.S. Small and Mid Cap Opportunities
Fund,Schroder Emerging Market Equity Fund,
Schroder International Multi-Cap Value Fund,
Schroder Absolute Return EMD and Currency Fund,
Schroder Long Duration Investment-Grade Bond
Fund, Schroder Broad Tax - Aware Value Bond
Fund,
Schroder Emerging Market Multi-Cap Equity Fund and
Schroder Emerging Market Multi-Sector Bond Fund
Schroder Global Strategic Bond Fund
Schroder Global Multi-Asset Income Fund


In planning and performing our audit of the financial statements of Schroder Total Return
Fixed Income Fund, Schroder U.S. Small and Mid
Cap Opportunities Fund, Schroder Emerging
Market Equity Fund, Schroder International
Multi-Cap Value Fund, Schroder Absolute Return
EMD and Currency Fund, Schroder Long Duration
Investment-Grade Bond Fund, Schroder Broad Tax-
Aware Value Bond Fund, Schroder Emerging Market
Multi-Cap Equity Fund, Schroder Emerging Market
Multi-Sector Bond Fund, Schroder Global
Strategic Bond Fund, and Schroder Global Multi-
Asset Income Fund (constituting Schroder Series
Trust) ( collectively referred to as the Funds) as of and for the periods ended October 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2014.


This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Philadelphia, PA
December 22, 2014